AGREEMENT

           Agreement, dated March 31, 2000, between Base Ten Systems, Inc., a New Jersey corporation (the "Company"), and Robert J. Bronstein ("Bronstein").

                     In consideration of the mutual promises herein contained, the parties hereto hereby agree as follows:

                     1. Resignation. Effective on April 1, 2000 (the "Effective Date"), Bronstein hereby resigns as an officer and as an employee of the Company and its subsidiaries.

                     2. Termination of Agreements; No Further Rights. The parties hereto agree that the employment agreement, dated as of June 11, 1999 (the "Employment Agreement"), between the Company and Bronstein and the change in control agreement, dated June 11, 1999 (the "Change in Control Agreement"), between the Company and Bronstein, and all rights and obligations of the parties thereunder, are hereby terminated, except as expressly otherwise provided in Sections 5 and 9 of this Agreement. The parties hereto agree that, effective as of the Effective Date, Bronstein shall not be entitled to receive any further compensation or benefits from the Company, or rights with respect to the Company's Class A Common Stock, par value $5.00 per share, under the Employment Agreement, the Change in Control Agreement or any other agreement or arrangement, except (i) as set forth in Section 5 of this Agreement and (ii) for compensation and benefits through and including March 31, 2000 that are due to Bronstein and unpaid.

                     3. Payment. Simultaneously with the execution of this Agreement, the Company has paid to Bronstein by Company check subject to collection, and Bronstein acknowledges that he has received payment of, a single lump sum in the amount of $200,000.

                     4.  Consulting Arrangement.

                     (a) The Company hereby engages Bronstein as a consultant for a period commencing on the Effective Date and ending on October 1, 2000 (the "Consulting Period"). During the Consulting Period, Bronstein shall provide to the Company or its subsidiaries or affiliates such consulting services as are reasonably requested by the Company, but in no event shall Bronstein be obligated to (i) devote more than nine days (the "Base Period") to the performance of such services during any calendar month, or (ii) perform such consulting services other than from his home in Napa, California or the Company's California offices, unless the Company gives to Bronstein reasonable prior notice of alternate arrangements. In consideration for Bronstein's services as a consultant, the Company, simultaneously with the execution of this Agreement, has deposited $60,000 (the "Escrow Amount") with Piper Marbury Rudnick & Wolfe LLP, as escrow agent (the "Escrow Agent") under the escrow agreement, dated the date hereof (the "Escrow Agreement"), among the Company, Bronstein and the Escrow Agent, which Escrow Amount will be paid by the Escrow Agent in accordance with the terms of the Escrow Agreement.

                     (b) The Company may request Bronstein to perform consulting services under this Section 4 for a period beyond the Base Period during any calendar month (the "Additional Services"), and Bronstein may, but shall not be obligated to, agree to perform the Additional Services requested by the Company. If Bronstein performs the Additional Services requested by the Company during any calendar month, the Company shall pay to Bronstein $1,200 for each day beyond the Base Period in such calendar month that Bronstein performs such Additional Services.

                     (c) The Company shall, subject to and in accordance with the Company's expense reimbursement policies for employees of the Company, reimburse Bronstein for his reasonable expenses incurred in performing consulting services for the Company during the Consulting Period.


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


                     5. Stock Options; Benefits. For the purposes of Bronstein's participation in the Company's employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended),
Bronstein's employment with the Company shall be deemed to have terminated on the Effective Date, except that for the purposes of Bronstein's participation in the Company's 1998 Stock Option and Stock Award Plan, his employment with the Company shall be deemed to terminate on October 1, 2000.

                     6. Expenses. The Company shall reimburse Bronstein for (i) his moving costs incurred in connection with his relocation to Napa, California and (ii) the fees and expenses of his attorney, Piper Marbury Rudnick & Wolfe LLP, incurred in connection with services leading up to and including the negotiation of this Agreement, the Escrow Agreement and the Mutual Release, dated the date hereof, between the Company and Bronstein, in each case subject to the presentation by Bronstein to the Company of documentation setting forth such moving costs, fees and expenses with reasonable specificity, up to an aggregate maximum of $7,500 for all such moving costs, fees and expenses.

                     7. Non-Disparagement. At no time shall either party hereto make any public statement that intentionally disparages or defames the goodwill or reputation of the other party; provided that it shall not be a violation of this Section 7 for either party hereto to make truthful statements when required to do so by law or by a court, governmental agency, administrative body or legislative body with apparent jurisdiction to require such statements.

                     8. Withholding. The Company shall withhold all amounts required by law to be withheld from any payments made pursuant to this Agreement, including any and all amounts required to be withheld by any applicable federal, state or foreign country's income tax act, and any applicable city, county or municipality's earnings or income tax act.

                     9. Confidential Information. Section 4 (Confidentiality) of the Employment Agreement shall remain in full force and effect from and after the date hereof, and Bronstein shall remain subject to all of his obligations thereunder.

                     10. Non-Competition.

                     (a) For purposes of this Section 10, "Restricted Area" shall be defined as the State of New Jersey, the remainder of the United States, and the remainder of the world. The phrase "Products and Services" shall be defined as all services, including customization and design, with respect to products sold or offered for sale by the Company, or any of its subsidiaries or affiliates, used or developed for the Company, or any of its subsidiaries or affiliates, by Bronstein or under the direction of Bronstein, at any time, and from time to time, during his Employment Term (as defined in the Employment Agreement).

                     (b)  From the  Effective  Date  through  October  1,  2000,
Bronstein shall not, directly or indirectly, acting as employee, investor, officer, partner, principal or otherwise of any corporation or other entity, within the Restricted Area, on behalf of or for any entity other than POMS Corporation or Pro Pack Data GmbH which, on the Effective Date, is not in the business of providing products and services which compete materially with the Products and Services (any such entity, a "Restricted Entity"), engage in any activity involving products or services which compete materially with the Products and Services, as such Products and Services existed during the Employment Term (any such activity, a "Restricted Activity"), except that, if the Company has expressly declined to engage in any Restricted Activity, or if Bronstein has confirmed with an executive officer of the Company that the Company is unable to engage in any Restricted Activity, on behalf of or for any Restricted Entity, then Bronstein may engage in that Restricted Activity on behalf of or for that Restricted Entity.

                     (c)  From the  Effective  Date  through  October  1,  2002,
Bronstein shall not, directly or indirectly, acting as employee, investor, officer, partner, principal or otherwise of any corporation or other entity, within the Restricted Area, engage in any activity on behalf of or for POMS Corporation or Pro Pack Data GmbH.

                     (d) The parties hereto agree that in the event that either the length of time or the geographical area set forth in this Section 10 is deemed too restrictive in any court proceeding, the court may reduce such restrictions to those which it deems reasonable under the circumstances.


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                     (e) Bronstein agrees and acknowledges  that the Company and its subsidiaries and affiliates do not have an adequate remedy at law for the breach or threatened breach by Bronstein of the covenants under this Section 10 and agrees that the Company or any subsidiary or affiliate of the Company shall be entitled to apply for injunctive relief (without the need to post bond or other security) to restrain Bronstein from such breach or threatened breach, in addition to any other remedies which might be available to the Company or any subsidiary or affiliate of the Company at law or in equity.

                     11. Notices. Any notice, consent, demand, request or other communication given by Bronstein or the Company in connection with this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally to the party specified or (ii) three days after mailing by certified or registered mail, return receipt requested, or (iii) provided that a written acknowledgment of receipt is obtained, upon delivery by a nationally recognized overnight courier, to the address set forth below for the party specified (or to such other address for such party as shall be specified by ten days' advance notice given pursuant to this Section 11).

                               (a)    If to the Company:

                                          Base Ten Systems, Inc.
                                          One Electronics Drive
                                          Trenton, New Jersey 08619
                                          Attention:  Board of Directors

                               (b)    If to Bronstein:

                                          Robert J. Bronstein
                                          120 Canyon Drive
                                          Napa, California 94558

                     12. Assignment/Binding Effect. This Agreement shall be binding upon and inure to the benefit of Bronstein, the Company and their respective successors and permitted assigns. No rights of any party under this Agreement may be assigned, and no obligations of any party under this Agreement may be delegated, without the prior written consent of the other party, except that the Company may freely assign its rights and delegate its duties under this Agreement to any successor of the Company (by way of merger, consolidation or similar transaction) or to any transferee of all or substantially all of the Company's assets.

                     13. Integration. This Agreement represents the entire understanding of the parties with respect to the subject matter hereof. This Agreement supersedes all other agreements, contracts, understandings and other arrangements, written or oral, between the parties with respect to the subject matter hereof, all of which are hereby terminated and shall be of no further force or effect, including, without limitation, any employment contracts, agreements or understandings in effect as of the date hereof, except as expressly otherwise provided herein.

                     14. Miscellaneous. No provision of this Agreement may be amended, waived or discharged unless such amendment, waiver or discharge is agreed to in writing signed by Bronstein and such officer of the Company as may be specifically designated by the Board of Directors. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time. No representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remainder of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law so as to achieve the purposes of this Agreement. This Agreement may not be terminated by either party without the written consent of the other party. The headings of the Sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to conflict of law principles. This Agreement may be executed in counterparts, each of which shall be deemed a duplicate original and all of which shall be deemed to be one and the same instrument.

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                     IN WITNESS  WHEREOF,  the parties hereto have executed this
Agreement on the date first above written.

                                      BASE TEN SYSTEMS, INC.


                                      By:_____________________________
                                    Name:
                                   Title:


                                      --------------------------------
                                      Robert J. Bronstein


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